Exhibit 99.01

Investview (“INVU”) Unveils New Brand: iGenius

Eatontown, NJ, January 14th, 2021 (GLOBE NEWSWIRE) — via NewMediaWire —Investview, Inc. (OTCQB: INVU), a diversified financial technology company that through its subsidiaries and global distribution network provides financial technology, education tools, content, research, and management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets, today unveiled its new brand: iGenius.

Investview’s worldwide distribution subsidiary has been rebranded to iGenius to coincide with the recently announced ndau product launch.

The decision to rebrand to iGenius was made to better align the company’s advanced technological infrastructure, superior product offerings, increased customer retention and new partnerships with experienced global distributors.

The iGenius brand represents our stake in the fintech arena and better positions us to distribute new and innovative products, such as ndau, around the world.

“We look very different than we did three years ago. We have completely replaced our product suite and platform while reducing costs and increasing customer satisfaction. With the addition of the ndau product announcement, we are excited to unveil the iGenius brand” said Chad Garner, President, iGenius.

Joe Cammarata, Investview CEO, added, “We have made significant changes across all of our subsidiaries over the last twelve months. Distributing our products through the iGenius brand is part of our broad plan to further distribute our great new fintech products.”

iGenius will launch the ndau product packages to its customers on Tuesday, January 19th at 1 pm eastern along with their website: igeniusglobal.com

A general ndau information session will be held via Zoom on January 26th at 1:00 PM eastern with founding ndau investors, Rob Frasca and Ken Lang.

Click here to register for the event or copy/paste link below:

https://us02web.zoom.us/webinar/register/WN_5wn9FyzDRzqV7WJ62mTEyw

About ndau (ndau.io)

ndau is the world’s first adaptive currency, a new category of digital asset optimized for a long-term store of value with staking rewards. ndau has the freedom to rise in value with increasing demand while ndau applies monetary policy embedded within its blockchain to mitigate price volatility. An innovative and groundbreaking decentralized form of digital currency, ndau is self-governed by its holders by annually electing delegates to the Blockchain Policy Council, a self-governing ecosystem ultimately responsible for the governance and operating policies of ndau and is cryptographically accountable to the holders of the ndau. ndau is an Open-Source project, and all code is available on the ndau GitHub repo. Community developers can get involved and help contribute to the codebase or innovate new directions. There are many members of the ndau ecosystem striving to create a new generation of digital long-term store of value. More information can be found at http://ndau.io

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the generation of digital assets. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations

Contact: Mario Romano

Phone Number: 732.889.4308

Email: pr@investview.com